EXHIBIT 4.3
RESALE AND REGISTRATION RIGHTS AGREEMENT
dated as of
October 30, 2007
among
PZENA INVESTMENT MANAGEMENT, INC.
and
THE HOLDERS SET FORTH
ON THE SIGNATURE PAGES HERETO

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS

SECTION 1.1	DEFINITIONS	1
SECTION 1.2	GENDER	5

ARTICLE II

RESALE RIGHTS

SECTION 2.1	RESALE RIGHTS	5

ARTICLE III

REGISTRATION RIGHTS

SECTION 3.1	SHELF REGISTRATION	6
SECTION 3.2	WITHDRAWAL RIGHTS	9
SECTION 3.3	HOLDBACK AGREEMENTS	9
SECTION 3.4	REGISTRATION PROCEDURES	9
SECTION 3.5	REGISTRATION EXPENSES	16
SECTION 3.6	REGISTRATION INDEMNIFICATION	16

ARTICLE IV

TERMINATION

SECTION 4.1	TERM	20
SECTION 4.2	SURVIVAL	20

i

ii

     This RESALE AND REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of October 30, 2007, is by and among Pzena Investment Management, Inc., a Delaware corporation (“Pzena Inc.”) and each of the holders of Class B Units (the “Class B Units”) of Pzena Investment Management, LLC (“Pzena LLC”) listed on the signature pages to this Agreement or to the Additional Party Signature Page in the form attached hereto as Annex A (the “Holders”).
     WHEREAS, the operating agreement of Pzena LLC, amended and restated as of the date hereof (the “Operating Agreement”) allows each holder of Class B Units to exchange each Class B Unit for one share of Class A common stock, par value $0.01 per share, of Pzena Inc. (the “Class A Shares”) at certain times and under certain circumstances as described therein; and
     WHEREAS, Pzena Inc. and the Holders desire to enter into an agreement relating to any and all Class A Shares that Pzena Inc. may issue to the Holders upon exchange of their Class B Units in accordance with the terms of the Operating Agreement, providing for (i) restrictions on the Transfer (as defined below) of such Class A Shares, which restrictions are intended to provide for the maintenance of an orderly market for the Class A Shares and the alignment of the interests of Pzena Inc. with its stockholders who are affiliated with it, and (ii) the Holders’ rights to have such Class A Shares registered for resale at certain times and under certain circumstances described herein;
     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
          SECTION 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:
     An “AFFILIATE” of any Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. “CONTROL” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
     “AGREEMENT” shall have the meaning set forth in the preamble to this Agreement.
     “APPLICABLE REGISTRABLE SECURITIES” shall have the meaning set forth in Section 2.1(a) of this Agreement.
     “BOARD” means the board of directors of Pzena Inc.
     “CLASS A SHARES” shall have the meaning ascribed to such term in the recitals to this Agreement.
     “CLASS B SHARES” means the shares of Class B common stock, par value $0.000001 per share, of Pzena Inc.
     “CLASS B UNITS” shall have the meaning ascribed to such term in the preamble to this Agreement.
     “CODE” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.
     “ELIGIBLE UNDERWRITTEN OFFERING” shall have the meaning set forth in Section 2.1(a)(i) of this Agreement.
     “EXCHANGE” shall have the meaning assigned to it in Exhibit B to the Operating Agreement.
     “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.
     A reference to an “EXCHANGE ACT RULE” shall mean such rule or regulation of the SEC under the Exchange Act, as in effect from time to time or as replaced by a successor rule thereto.

     “EXCHANGE CLOSING DATE” shall have the meaning assigned to “Closing Date” in Exhibit B to the Operating Agreement.
     “FINRA” shall mean the Financial Industry Regulatory Authority, Inc.
     “FREE WRITING PROSPECTUS” shall have the meaning set forth in Section 3.4(a)(iii).
     “FORM S-3 REGISTRATION STATEMENT” shall mean a registration statement on Form S-3 (or any successor form) under the Securities Act.
     “GOVERNMENTAL ENTITY” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.
     “HOLDERS” shall have the meaning set forth in the preamble to this Agreement.
     “INSPECTORS” shall have the meaning set forth in Section 3.4(a)(vii).
     “IPO” means the initial offering of Class A Shares to the public, as described in the IPO Registration Statement.
     “IPO REGISTRATION STATEMENT” means Pzena Inc.’s Registration Statement on Form S-1 (No. 333-143660), as amended to the date hereof.
     “LOSSES” shall have the meaning set forth in Section 3.6(a).
     “OPERATING AGREEMENT” shall have the meaning set forth in the recitals to this Agreement.
     “PERSON” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.
     “PROCEEDING” shall have the meaning set forth in Section 5.8.

     “PZENA INC.” shall have the meaning set forth in the preamble to this Agreement.
     “PZENA LLC” shall have the meaning set forth in the preamble to this Agreement.
     “RECORDS” shall have the meaning set forth in Section 3.4(a)(viii).
     “REGISTRABLE SECURITIES” shall mean any and all Class A Shares that Pzena Inc. may issue to Holders upon Exchange of any and all Class B Units currently owned or hereafter acquired by any Holder in accordance with the terms of the Operating Agreement. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement or (b) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act.
     “REPRESENTATIVE” means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.
     “REQUESTED INFORMATION” shall have the meaning set forth in Section 3.1(d).
     “SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.
     “SECURITIES ACT” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.
     “SELLING HOLDER” shall have the meaning set forth in Section 3.4(a)(i).
     “SHELF REGISTRATION STATEMENT” means each Form S-3 Registration Statement filed by Pzena Inc. pursuant to subsection (a) or (b) of Section 3.1 hereof.

     “SUSPENSION PERIOD” shall have the meaning set forth in Section 3.1(c).
     A “TRANSFER” shall mean any sale, assignment, transfer or other disposal, directly or indirectly.
     To “TRANSFER” shall mean to sell, assign, transfer or otherwise dispose, directly or indirectly.
     “UNDERWRITTEN OFFERING” shall mean a sale of any Class A Shares of Pzena Inc. to an underwriter or underwriters for reoffering to the public.
          SECTION 1.2 GENDER. For the purposes of this Agreement, the words “he,” “his” or “himself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.
ARTICLE II
RESALE RIGHTS
          SECTION 2.1 RESALE RIGHTS
               (a) Each Holder may only Transfer Registrable Securities in accordance with the following timing and manner of resale limitations:
                    (i) Prior to the fourth anniversary of the IPO, each Holder may only Transfer the number of Registrable Securities that the Company is obligated to issue to such Holder on each Exchange Closing Date that occurs prior to such anniversary (A) on the date(s), and (B) in accordance with the method of distribution, which method may be an Underwritten Offering or a block trade, in each case designated by Pzena Inc., in its sole discretion, in a written notice provided to each Holder at least 30 days prior to the applicable Exchange Closing Date; provided, however, that each Holder may transfer such Registrable Securities in accordance with the timing and method of distribution proposed by such Holder and communicated in writing to Pzena Inc. at least 30 days prior to such proposed date of Transfer if Pzena Inc. does not designate at least one date for the Transfer of such Registrable Securities in each twelve-month period that occurs prior to such anniversary. If any Holders exercising their right to distribute Registrable Securities in accordance with the proviso of the preceding sentence propose to distribute Registrable Securities in an Underwritten Offering on or about the same date that would result in gross proceeds of at least $50 million (an “Eligible Underwritten Offering”), Pzena Inc. hereby agrees to cooperate with such Holders and the underwriters of such Underwritten Offering in order to consummate such Underwritten Offering.
                    (ii) Subsequent to the fourth anniversary of the IPO, each Holder may only Transfer the number of Registrable Securities that the Company is obligated to issue to such Holder on each Exchange Closing Date that occurs subsequent to such anniversary in accordance with the timing and method of distribution proposed by such Holder in a written notice provided to Pzena Inc. at least 30 days prior to the applicable Exchange Closing Date; provided, however, that any Holder who proposes to distribute Registrable Securities by means of an Underwritten Offering must provide such notice at least 60 days prior to the applicable Exchange Closing Date. If any Holders propose to distribute Registrable Securities in an Eligible Underwritten Offering, Pzena Inc. hereby agrees to cooperate with such Holders and the underwriters of such Underwritten Offering in order to consummate such Underwritten Offering.
               (b) To the extent that a Holder is subject to any trading policies of Pzena Inc., such Holder shall be prohibited from Transferring any Registrable Securities pursuant to this Agreement, except in accordance with such policies.
ARTICLE III
REGISTRATION RIGHTS
          SECTION 3.1 SHELF REGISTRATION.
               (a) Initial Shelf Registration Statement. As soon as practicable after Pzena Inc. becomes eligible to file a Form S-3 Registration Statement under the Securities Act, Pzena Inc. shall use its best efforts to file with the SEC a Form S-3 Registration Statement providing for an offering of all Registrable Securities then eligible to be Transferred pursuant to Section 2.1(a)(i) hereof (i) on the date(s) and in accordance with the method(s) of distribution designated by Pzena Inc. pursuant to Section 2.1(a)(i) hereof, or (ii) if Pzena Inc. does not designate any such date or method of distribution, on the date(s) and in accordance with the method(s) of distribution proposed by the Holders. Pzena shall use its best efforts to cause the SEC to declare such Form S-3 Registration Statement effective by such date(s). Pzena Inc. shall use its best efforts to keep such Form S-3 Registration Statement continuously effective until the earlier of (i) two years after such Form S-3 Registration Statement has been declared effective; and (ii) the date on which all Registrable Securities included in such Form S-3 Registration Statement have been sold in accordance with the plan and method of distribution disclosed in the prospectus included in such Form S-3 Registration Statement, or otherwise.
               (b) Subsequent Shelf Registration Statements.
                    (i) On or before each Exchange Closing Date occurring after the initial Exchange Closing Date and prior to the fourth anniversary of the IPO, Pzena Inc. shall use its best efforts to file with the SEC a Form S-3 Registration Statement providing for an offering of all Registrable Securities then eligible to be Transferred pursuant to Section 2.1(a)(i) hereof (i) on the date(s) and in accordance with the method(s) of distribution designated by Pzena Inc. pursuant to Section 2.1(a)(i) hereof, or (ii) if Pzena Inc. does not designate any such date or method of distribution, on the date(s) and in accordance with the method(s) of distribution proposed by the Holders. Pzena shall use its best efforts to cause the SEC to declare such Form S-3 Registration Statement effective by such date(s). Pzena Inc. shall use its best efforts to keep such Form S-3 Registration Statement continuously effective until the earlier of (i) two years after such Form S-3 Registration Statement has been declared effective; and (ii) the date on which all Registrable Securities included in such Form S-3 Registration Statement have been sold in accordance with the plan and method of distribution disclosed in the prospectus included in such Form S-3 Registration Statement, or otherwise.
                    (ii) On or before each Exchange Closing Date occurring after the fourth anniversary of the IPO, Pzena Inc. shall use its best efforts to file with the SEC, and cause the SEC to declare effective, a Form S-3 Registration Statement providing for an offering of all Registrable Securities then eligible to be Transferred pursuant to Section 2.1(a)(ii) hereof in accordance with the method(s) of distribution proposed by the Holders. Pzena Inc. shall use its best efforts to keep each such Form S-3 Registration Statement continuously effective in order to effect the Transfer on or after each Exchange Closing Date of all Registrable Securities then eligible to be transferred pursuant to Section 2.1(a)(ii) hereof.
               (c) Suspensions. Notwithstanding anything to the contrary contained in this Agreement, Pzena Inc. shall be entitled, from time to time, by providing written notice to the Holders, to require such Holders to suspend the use of the prospectus for sales of Registrable Securities under any Shelf Registration Statement for a reasonable period of time not to exceed 90 days in succession or 180 days in the aggregate in any 12 month period (a “Suspension Period”) if Pzena Inc. shall determine that it is required to disclose in any such Shelf Registration Statement a financing, acquisition, corporate reorganization or other similar transaction or other material event or circumstance affecting Pzena Inc. or its securities, and that the disclosure of such information at such time would be detrimental to Pzena Inc. or the holders of its equity securities. Immediately upon receipt of such notice, the Holders shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below. Any Suspension Period shall terminate at such time as the public disclosure of such information is made. After the expiration of any Suspension Period and without any further request from a Holder, Pzena Inc. shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the applicable Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
               (d) Information Requested from Holders. Not less than ten business days before the expected filing date of each Shelf Registration Statement pursuant to this Agreement, Pzena Inc. shall notify each Holder of the information, documents and instruments from such Holder that Pzena Inc. or any underwriter reasonably requests in order to include its Registrable Securities in such Shelf Registration Statement, including, but not limited to a questionnaire, custody agreement, power of attorney and, if applicable, a lock-up letter and underwriting agreement (collectively, the “Requested Information”). If Pzena Inc. has not received, on or before the second day before the expected filing date, the Requested Information from such Holder, Pzena Inc. may file such Shelf Registration Statement without including the Registrable Securities of such Holder. The failure to include such Registrable Securities in such Shelf Registration Statement shall not in and of itself result in any liability on the part of Pzena Inc. to such Holder.
               (e) No Grant of Future Registration Rights. Pzena Inc. shall not grant any shelf, demand, piggyback or incidental registration rights that are senior to the rights granted to the Holders hereunder to any other Person without the prior written consent of Holders of at least a majority of the number of Registrable

Securities as of the date that Pzena Inc. requests such consent and such consent may be given in the sole discretion of each of the Holders.
          SECTION 3.2 WITHDRAWAL RIGHTS.
          Any Holder having notified or directed Pzena Inc. to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to Pzena Inc. prior to the effective date of such Shelf Registration Statement. In the event of any such withdrawal, Pzena Inc. shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of Pzena Inc. with respect to the Registrable Securities not so withdrawn. If a Holder withdraws its notification or direction to Pzena Inc. to include any of its Registrable Securities in a registration statement in accordance with this Section 3.2, such Holder shall be required to promptly reimburse Pzena Inc. for incremental expenses incurred by Pzena Inc. in connection with preparing for the registration of the Registrable Securities so withdrawn.
          SECTION 3.3 HOLDBACK AGREEMENTS.
          Each Holder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of Pzena Inc., or any securities convertible into or exchangeable or exercisable for such equity securities, (a) during any time period reasonably requested by Pzena Inc. (which shall not exceed 90 days) in connection with distributions of Registrable Securities designated by Pzena Inc. pursuant to Section 2.1(a)(i) or any Eligible Underwritten Offering, except as part of such distribution or offering, or (b) during any time period (which shall not exceed 180 days) required by any underwriting agreement with respect thereto distributions of Registrable Securities pursuant to Section 2.1(a)(i) or any Eligible Underwritten Offering.
          SECTION 3.4 REGISTRATION PROCEDURES.
               (a) In connection with Pzena Inc.’s obligations to use its best efforts to effect the registration under the Securities Act of the Transfer of

Registrable Securities pursuant to Section 3.1 hereof, Pzena Inc. shall as expeditiously as reasonably possible:
                    (i) before filing of any Shelf Registration Statement, and any amendment to any such Shelf Registration Statement, Pzena Inc. will furnish to the Holders electing to include Registrable Securities in such Shelf Registration Statement (the “Selling Holders”), or counsel selected by the Selling Holders, a copy of such document for review, which review shall be conducted with reasonable promptness;
                    (ii) prepare and file with the SEC such amendments and supplements to each Shelf Registration Statement required to be filed pursuant to subsection (a) or (b) Section 3.1 hereof, and the prospectus(es) used in connection therewith, as may be necessary to (A) keep each such Shelf Registration Statement effective as required pursuant to such subsections hereof, and (B) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Shelf Registration Statement;
                    (iii) furnish each Selling Holder and any underwriter of the Registrable Securities being sold by such Selling Holder (A) a conformed copy of such Shelf Registration Statement and each amendment and supplement thereto (in each case including all exhibits), (B) such number of copies of the prospectus contained in such Shelf Registration Statement (including each preliminary prospectus and any summary prospectus), each “free writing prospectus” (as defined in Rule 405 of the Securities Act, a “Free Writing Prospectus”) utilized in connection therewith, and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and (C) such other documents as such Selling Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by such Selling Holder;
                    (iv) use reasonable best efforts to register or qualify the Registrable Securities being sold pursuant to such Shelf

Registration Statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Holder or underwriter of the Registrable Securities being sold by such Selling Holder shall reasonably request, and take any other action which may be reasonably necessary or advisable to enable any such Selling Holder and underwriter to consummate the disposition in such jurisdictions of such Registrable Securities, except that Pzena Inc. shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;
                    (v) use reasonable best efforts to cause the Registrable Securities being sold pursuant to each such Shelf Registration Statement to be listed on each securities exchange on which similar securities issued by Pzena Inc. are then listed and, if no such securities are so listed, use commercially reasonable efforts to cause such Registrable Securities to be listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market;
                    (vi) use reasonable best efforts to cause the Registrable Securities being sold pursuant to each such Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Holder(s) thereof to consummate the disposition of such Registrable Securities;
                    (vii) in connection with distributions of Registrable Securities designated by Pzena Inc. pursuant to Section 2.1(a)(i) and each Eligible Underwritten Offering:
                         (A) obtain for each Selling Holder and underwriter thereof, an opinion of counsel of Pzena Inc., covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by each such Selling Holder and underwriter;

                         (B) obtain for each Selling Holder and underwriter thereof, a “comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified Pzena Inc.’s financial statements included in such Shelf Registration Statement;
                         (C) have appropriate officers of Pzena Inc. prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and other information meetings organized by the underwriters thereof, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its reasonable best efforts to cooperate as reasonably requested by the Selling Holders and such underwriters in the offering, marketing or selling of the Registrable Securities; and
                         (D) if requested by the underwriter thereof, enter into an underwriting agreement with a managing underwriter or underwriters thereof containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the covenants and agreements of Pzena Inc. contained in this Agreement) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such an issuer.
                    (viii) promptly make available for inspection by any Selling Holder, any underwriter participating in any disposition pursuant to any Shelf Registration Statement, and any attorney, accountant or other agent or representative retained by any such Selling Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of Pzena Inc. (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Pzena Inc.’s officers, directors and employees to supply all information requested by any such Inspector in connection with such Shelf Registration Statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, Pzena Inc. shall not be required to provide any information under this subparagraph (viii) if (A) Pzena Inc. believes, after consultation with counsel for Pzena Inc., that to do so would cause Pzena Inc. to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) Pzena Inc. has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (2) Pzena Inc. reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or (B) such Selling Holder requesting such information agrees, and causes each of its Inspectors, to enter into a confidentiality agreement on terms reasonably acceptable to Pzena Inc.; and provided, further, that each Selling Holder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to Pzena Inc. and allow Pzena Inc., at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;
                    (ix) promptly notify in writing each applicable Selling Holder and underwriter, if any, of the following events:
                         (A) the filing of the applicable Shelf Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to such Shelf Registration Statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to such Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective;
                         (B) any request by the SEC or any other Government Entity for amendments or supplements to such Shelf Registration Statement or the prospectus or for additional information;

                         (C) the issuance by the SEC or any other Government Entity of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation of any proceedings by any Person for that purpose; and
                         (D) the receipt by Pzena Inc. of any notification with respect to the suspension of the qualification of applicable Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;
                    (x) notify each Selling Holder, at any time when a prospectus relating to the sale of its Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, such prospectus, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of any Selling Holder, promptly prepare and furnish to each such Selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
                    (xi) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement then required to be effective pursuant to Section subsection (a) or (b) of 3.1 hereof;
                    (xii) otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to all Selling Holders, as soon as reasonably practicable, an earnings statement of Pzena Inc. covering the period of at least 12 months, but not more than 18 months, beginning with the first day of Pzena Inc.’s first full quarter after the effective date of each Shelf Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
                    (xiii) use its reasonable best efforts to assist Selling Holders who made a request to Pzena Inc. to provide for a third party “market maker” for the Class A Shares; provided, however, that Pzena Inc. shall not be required to serve as such “market maker”;
                    (xiv) cooperate with the Selling Holders and any underwriter of Registrable Securities to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing the Registrable Securities being sold under each Shelf Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or such Selling Holders may request and keep available and make available to Pzena Inc.’s transfer agent prior to the effectiveness of each such Shelf Registration Statement a supply of such certificates; and
                    (xv) Pzena Inc. may require each Selling Holder and underwriter of Registrable Securities, if any, to furnish Pzena Inc. in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as Pzena Inc. may from time to time reasonably request to complete or amend the information required by the applicable Shelf Registration Statement.
               (b) Each Selling Holder agrees that upon receipt of any notice from Pzena Inc. of the happening of any event of the kind described in clauses (ix) or (x) of Section 3.4(a), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable Shelf Registration Statement and prospectus relating thereto until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.4(a)(x) and, if so directed by Pzena Inc., deliver to Pzena Inc., at Pzena Inc.’s expense, all copies, other than permanent file copies, then in such Selling Holder’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event Pzena Inc. shall give such notice, any applicable period during which such Shelf Registration Statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in clauses (ix) or (x) of Section 3.4(a), as applicable, to the date when all such Selling Holders shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the SEC.
          SECTION 3.5 REGISTRATION EXPENSES.
          All expenses incident to Pzena Inc.’s performance of, or compliance with, its obligations under this Agreement including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws, all fees and expenses associated with filings required to be made with the FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in Schedule E of the By-Laws of the FINRA), all fees and expenses of compliance with securities and “blue sky” laws, all printing (including, without limitation, expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities) and copying expenses, all messenger and delivery expenses and all fees and expenses of Pzena Inc.’s independent certified public accountants and counsel (including, without limitation, with respect to “comfort” letters and opinions) (collectively, the “Registration Expenses”) shall be borne by the each of Holders in proportion to the number of Registrable Securities that they choose to include in any Shelf Registration Statement, regardless of whether a Transfer is effected, except in the case of an Underwritten Offering for which each Selling Holder shall bear all such expenses in proportion to the number of Registrable Securities that each chooses to Transfer in such Underwritten Offering. Pzena Inc. will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the Registrable Securities on each securities exchange and included in each established over-the-counter market on which similar securities issued by Pzena Inc. are then listed or traded. Each Selling Holder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Holder’s Registrable Securities pursuant to any Shelf Registration Statement.

          SECTION 3.6 REGISTRATION INDEMNIFICATION.
               (a)  By Pzena Inc. Pzena Inc. agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder and its Affiliates and their respective officers, directors, employees, managers, partners and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Holder or such other indemnified Person from and against all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (collectively, the “Losses”) caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any Shelf Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by any information furnished in writing to Pzena Inc. by such Selling Holder expressly for use therein. In connection with an Underwritten Offering and without limiting any of Pzena Inc.’s other obligations under this Agreement, Pzena Inc. shall also indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification (and exceptions thereto) of Selling Holders. Reimbursements payable pursuant to the indemnification contemplated by this Section 3.6(a) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.
               (b) By the Selling Holders. In connection with any Shelf Registration Statement in which a Holder is participating, each such Selling Holder will furnish to Pzena Inc., in writing, information regarding such Selling Holder’s ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall, severally and not jointly, indemnify Pzena Inc., its Affiliates and their respective directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) Pzena Inc. or such other indemnified Person against all Losses caused by any untrue statement of material fact contained in the applicable Shelf Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such Selling Holder expressly for use therein; provided, however, that each Selling Holder’s obligation to indemnify Pzena Inc. hereunder shall, to the extent more than one Selling Holder is subject to the same indemnification obligation, be apportioned between each Selling Holder based upon the net amount received by each Selling Holder from the sale of Registrable Securities, as compared to the total net amount received by all of the Selling Holders of Registrable Securities sold pursuant to such Shelf Registration Statement. Notwithstanding the foregoing, no Selling Holder shall be liable to Pzena Inc. for amounts in excess of the lesser of (i) such apportionment and (ii) the amount received by such holder in the offering giving rise to such liability.
               (c) Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice on a timely basis.
               (d) Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (such consent not to be unreasonably withheld). The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, it being understood that the indemnified party shall not be deemed to be unreasonable in withholding its consent if the proposed settlement imposes any obligation on the indemnified party).
               (e) Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.
               (f) Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Holder or transferee thereof shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

ARTICLE IV
TERMINATION
          SECTION 4.1 TERM. This Agreement shall automatically terminate upon the earlier of (a) January 1, 2032, or (b) the date that no Holder owns any Class B Units that are entitled to be exchanged for Class A Shares.
          SECTION 4.2 SURVIVAL. If this Agreement is terminated pursuant to Section 4.1, this Agreement shall become void and of no further force and effect, except for the provisions set forth in Section 3.6 and Article V.
ARTICLE V
MISCELLANEOUS
          SECTION 5.1 NOTICES. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 5.1) or nationally recognized overnight courier, addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:
(a) if to Pzena Inc., to:
Pzena Investment Management, Inc.
120 West Forty Fifth Street,
20th Floor
New York, NY 10036
(T) (212) 355-1600
(F) (212) 308-0010
Attention: General Counsel
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(T) (212) 735-3000
(F) (212) 735-2000
Attention: Richard B. Aftanas, Esq.

(b) if to any of the Holders, to:
the address and facsimile number set forth in the records of Pzena Inc.
          SECTION 5.2 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “included”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.
          SECTION 5.3 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
          SECTION 5.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.
          SECTION 5.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, except as provided in Section 3.6(a) and Section 3.6(b), any rights or remedies hereunder.
          SECTION 5.6 FURTHER ASSURANCES. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.
          SECTION 5.7 GOVERNING LAW; EQUITABLE REMEDIES. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the United States District Court for the Southern District of New York, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.
          SECTION 5.8 CONSENT TO JURISDICTION. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby each of the parties hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and waives any objection to venue being laid in such Court whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before such Court; provided, however, that a party may commence any Proceeding in a court other than such Court solely for the purpose of enforcing an order or judgment issued by such Court; (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to Pzena Inc. or the Holders at their respective addresses referred to in Section 5.1 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (iii) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN

CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
          SECTION 5.9 AMENDMENTS; WAIVERS.
               (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.
               (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
          SECTION 5.10 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.
PZENA INVESTMENT MANAGEMENT, INC.

By:	/s/ Richard S. Pzena Name: Richard S. Pzena
Title: Chief Executive Officer

HOLDERS:

/s/ Richard S. Pzena
Richard S. Pzena

/s/ Wayne A. Palladino Wayne A. Palladino

/s/ Spencer Chen

Spencer Chen

HOLDERS (continued):
JOHN P. GOETZ
WILLIAM L. LIPSEY
A. RAMA KRISHNA
MICHAEL D. PETERSON
KEITH KOMAR
LAWRENCE KOHN
LISA ROTH
EVAN FIRE
JOAN BERGER
CAROLINE CAI
ALLISON FISCH
BRIAN MANN
WILLIAM C. CONNOLLY
COURTNEY HEHRE
MANOJ TANDON
GREGORY MARTIN
TOPALLI MURTI
JAMES M. KREBS
THE RICHARD PZENA DESCENDANTS TRUST, THE AARON PZENA FAMILY TRUST
THE MICHELE PZENA FAMILY TRUST
THE DANIEL PZENA FAMILY TRUST
THE ERIC PZENA FAMILY TRUST
THE RACHEL THERESA GOETZ TRUST
THE CARRIE ESTHER GOETZ TRUST
THE KRISHNA FAMILY TRUST
THE WILLIAM LIPSEY DYNASTY TRUST
THE WILLIAM LIPSEY GRANTOR RETAINED ANNUITY TRUST
THE MICHAEL D. PETERSON GRANTOR RETAINED ANNUITY TRUST
THE SARAH M. PETERSON GRANTOR RETAINED ANNUITY TRUST
CC GRANTOR RETAINED ANNUITY TRUST I
ANTONIO DESPIRITO
ADS III 2007 GRANTOR RETAINED ANNUITY TRUST
BENJAMIN SILVER
BSS GRANTOR RETAINED ANNUITY TRUST
LJK TRUST I
LJK TRUST IV
MILESTONE ASSOCIATES, L.L.C.
PIPING BROOK, LLC

By:	/s/ Richard S. Pzena Name: Richard S. Pzena
Title: Attorney-in-Fact for each of the above-listed Class B Holders

By:	/s/ Wayne A. Palladino

Name: Wayne A. Palladino
Title: Attorney-in-Fact for each of the above-listed Holders

ANNEX A
FORM OF ADDITIONAL PARTY SIGNATURE PAGE
          THE UNDERSIGNED has caused this Additional Party Signature Page to be duly executed as of the date written below intending to become a party to, and be bound by, the Resale and Registration Rights Agreement, dated as of October 30, 2007, as amended to date, by and among Pzena Investment Management, Inc. and the Holders parties thereto.

Date:

(Print Name)